Exhibit 21.1

New Energy Systems Group Organization Chart

New Energy Systems Group

100% owned

Anytone International (H.K.) Co., Ltd.

100% owned

Shenzhen Anytone Technology Co., Ltd.

100% owned

Shenzhen Kim Fai Solar Energy Technology Co., Ltd.